UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 12, 2026
Date of Report (date of earliest event reported)

TIC Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42524	66-1076867
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
200 South Park Road, Suite 350
Hollywood, Florida 33021
(Address of principal executive offices and zip code)
(954) 495-2112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On March 12, 2026, TIC Solutions, Inc. (formerly Acuren Corporation, the "Company") issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1.
The information furnished under this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered "filed" or incorporated by reference therein.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
CEO Departure
On March 12, 2026, the Company announced that Talman Pizzey will retire from his position as Chief Executive Officer (“CEO”), effective March 31, 2026 (the “Effective Date”). In connection with Mr. Pizzey’s retirement, the Company intends to enter into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Pizzey pursuant to which he will agree to assist the Company with transition matters in a consulting role until December 31, 2026. Mr. Pizzey will continue to serve on the Company’s Board of Directors.
The Separation Agreement will provide that, (i) all of Mr. Pizzey’s outstanding and unvested time-based restricted stock units will accelerate and vest on the date he delivers the executed general release of claims in favor of the Company (as described in the following paragraph), (ii) 110,000 of Mr. Pizzey’s outstanding and unvested performance-based share units (“PSUs”) awarded on July 30, 2024 (the “2024 PSUs”) will remain outstanding and continue to vest in accordance with their terms, (iii) in consideration of Mr. Pizzey’s services with the Company for the remainder of the 2026 fiscal year, 73,333 of Mr. Pizzey’s 146,667 outstanding and unvested PSUs awarded on April 11, 2025 (the “Eligible 2025 PSUs”) will remain outstanding and continue to vest in accordance with amended performance criteria for the 2026 fiscal year and (iv) Mr. Pizzey’s remaining PSUs will be forfeited as of the Effective Date.
Mr. Pizzey’s receipt of the aforementioned separation benefits will be conditioned upon the effectiveness of a general release of claims and board release in favor of the Company, as well as Mr. Pizzey’s continued compliance with non-competition and non-solicitation restrictive covenants for a 24-month period.
The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
New CEO Appointment
In connection with Mr. Pizzey’s departure, on March 10, 2026, the Board of Directors of the Company (the “Board”) appointed Benjamin Heraud, currently the President and Chief Operating Officer of the Company, to succeed Mr. Pizzey as CEO of the Company, effective as of the Effective Date. Mr. Heraud, age 44, brings more than 20 years of technical experience in the field of energy management consulting, building systems commissioning, analytics and design oversight. Since August 2025, Mr. Heraud has served as Chief Operating Officer of the Company. Prior to that, Mr. Heraud served as Chief Executive Officer of NV5 Global, Inc. (“NV5”) from January 2025 until the consummation of its merger with the Company in August 2025. From March 1, 2024 until January 5, 2025, Mr. Heraud served as the Co-Chief Executive Officer of NV5, and prior to that he served as Chief Operating Officer for NV5 since May 2017 when he joined NV5 through the acquisition of Energenz. Mr. Heraud co-founded Energenz in Hong Kong in November 2009 and was the Chief Executive Officer from 2013 through to its acquisition by NV5. Mr. Heraud holds a bachelor’s degree in Energy Management from Otago University.
In connection with the appointment, the Company intends to enter into an employment agreement with Mr. Heraud to serve as CEO of the Company (the “Heraud Employment Agreement”), pursuant to which he will be entitled to (i) an annual base salary of $700,000; (ii) an annual cash incentive bonus, with a target opportunity of 100% of Mr. Heraud’s then current base salary, (iii) a stretch bonus opportunity of 200% of his current base salary for the 2026 fiscal year, and (iv) an annual award under the Company’s long-term incentive plan with a grant date fair value of not less than 250% of Mr. Heraud’s then current base salary. In addition, Mr. Heraud will also receive other benefits from the Company, including health and life insurance. The Heraud Employment Agreement also includes standard confidentiality, non-competition and non-solicitation provisions.

In addition, if the Company terminates Mr. Heraud’s employment without Cause or if Mr. Heraud terminates his employment for Good Reason (as defined in the Heraud Employment Agreement), Mr. Heraud will be entitled to receive (i) his base salary for one year from the date of termination, (ii) his pro-rata annual bonus for the year in which the termination occurs, (iii) any earned and accrued but unpaid base salary up to the date of termination, (iv) any unpaid annual bonus with respect to any completed fiscal year, (v) his vested employee benefits and (vi) continued COBRA benefits for 12 months following the date of termination. Mr. Heraud would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate his employment for Cause or if Mr. Heraud were to terminate his employment voluntarily without good reason.
There are no arrangements or understandings between Mr. Heraud and any other persons pursuant to which Mr. Heraud was selected as CEO of the Company. Mr. Heraud has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed. Mr. Heraud has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Heraud and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
The foregoing description of the Heraud Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Heraud Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d):The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release Issued by TIC Solutions, Inc. on March 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIC Solutions, Inc.

Date: March 12, 2026	By:	/s/ Kristin Schultes
	Name:	Kristin Schultes
	Title:	Chief Financial Officer
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